Immediate Release

Media Contact:
Jeff Bellows, Managing Director, public relations
(US+) 1-617-897-0350 or jeff.bellows@resources-us.com

Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com

Resources Connection, Inc. Reports First Quarter Results for Fiscal 2010

IRVINE, Calif., October 1, 2009 – Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“Resources”) – accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal first quarter ended August 29, 2009.

Total revenue for the first quarter of fiscal 2010 was $118.3 million, down 10.4% on a sequential quarter basis and 42.9% from the fiscal 2009 first quarter. Revenues in the U.S. were down 8.5% sequentially and 39.8% quarter-over-quarter while international revenues decreased 15.6% sequentially and 50.5% quarter over quarter (20.9% sequentially and 45.8% quarter-over-quarter on a constant dollar basis).

Gross margin was 38.2% in the first quarter of fiscal 2010 consistent with the fourth quarter of fiscal 2009 and down 80 basis points from 39.0% in the comparable period of fiscal 2009.  Selling, general and administrative expenses for the first quarter of fiscal 2010 was $51.6 million and includes approximately $7.0 million of charges related to the resignation of two senior executives during the quarter.  The Company does not have plans to hire additional individuals to replace them.

The Company’s benefit for income taxes during the first quarter of fiscal 2010 was $1.7 million as compared to an income tax provision of $9.6 million in the prior year first quarter.  The benefit rate in the current quarter of 19.4% reflects the continuing impact of expense related to incentive stock options, for which no tax deduction could be recorded during the quarter, and tax losses in certain foreign jurisdictions for which a limited or no tax benefit was recorded.

The Company’s net loss determined in accordance with generally accepted accounting principles (“GAAP”) for the first quarter ended August 29, 2009, was $7.2 million, or $0.16 per diluted share.  This compares with GAAP net income for the first quarter ended August 30, 2008, of $12.5 million, or $0.27 per diluted share.

 “We are refocusing on the basics of our business and taking unnecessary costs out of the Company.  We have continued to position ourselves with our clients to help them solve problems and accomplish their internal business initiatives,” stated Don Murray, CEO of Resources.  “Our first quarter results are reflective of a slowly recovering global economy and, to a lesser extent, the seasonal impact of vacations.”

Tony Cherbak, chief operating officer of Resources added, “While the timing and strength of the global economic recovery is still uncertain, we are continuing our focus on business development with new and existing clients.  Our strong balance sheet continues to position us well for the future.”

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 2,700 professionals, from more than 80 practice offices, annually serving 2,100 clients around the world.

Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, October 1, 2009.  This conference call will be available for listening via a webcast on the Company’s website: http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  In this press release, such statements include our belief that the global economy is slowly recovering but that the timing and strength of the recovery is uncertain, our business development plans and our belief that our strong balance sheet will continue to position us well for the future. Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113).  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  The Company undertakes no obligation to update the forward-looking statements in this press release.

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RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

	Quarter Ended

	August 29, 2009	August 29, 2008

	(unaudited)

Revenue	$118,263	$207,305

Direct costs of services	73,124	126,466

Gross profit	45,139	80,839

Selling, general and administrative expenses (1)	51,637	56,513

Operating (loss) income before amortization and depreciation (1)	(6,498)	24,326

Amortization of intangible assets	393	382

Depreciation expense	2,200	2,340

Operating (loss) income (1)	(9,091)	21,604

Interest income	(179)	(516)

(Loss) income before provision for income taxes (1)	(8,912)	22,120

(Benefit) provision for income taxes (2)	(1,726)	9,628

Net (loss) income (1) (2)	$(7,186)	$12,492

Basic net (loss) income per share	$(0.16)	$0.28

Diluted net (loss) income per share	$(0.16)	$0.27

Basic shares	45,302	44,946

Diluted shares	45,302	46,008

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

EXPLANATORY NOTES

1.
Selling, general and administrative (“SG&A”) expenses for the three months ended August 29, 2009 includes $7,000 of expenses related to the resignation of two senior executives during the quarter, including the acceleration of recognition of compensation expense for employee stock option grants of $2,217.  In addition, SG&A expenses include $3,678 and $4,964 of expense for the three months ended August 29, 2009 and August 30, 2008, respectively, related to non-cash compensation expense for all other employee stock option grants and employee stock purchases.

2.
The Company’s effective tax rate was a benefit of 19.4% for the three months ended August 29, 2009 and a provision of 43.5% for the three months ended August 30, 2008.  For both fiscal periods, the accounting treatment under generally accepted accounting principles for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan has caused volatility in the Company’s effective tax rate.  In addition, during the first quarter of fiscal 2010, the Company was unable to benefit or had limitations on the benefit of tax losses in certain foreign jurisdictions.

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except adjusted EBITDA margin)

	Quarter Ended

	August 29, 2009	August 29, 2008

	(unaudited)

Net (loss) income	$(7,186)	$12,492

Adjustments:

Amortization of intangible assets	393	382

Depreciation expense	2,200	2,340

Interest income	(179)	(516)

(Benefit) provision for income taxes	(1,726)	9,628

EBITDA	(6,498)	24,326

Stock-based compensation expense	5,895	4,964

Adjusted EBITDA (1)	$(603)	$29,290

Revenue	$118,263	$207,305

Adjusted EBITDA Margin	(0.5%)	14.1%

(1)	Adjusted EBITDA includes $4,791 of cash charges related to the resignation of two senior executives during the quarter.

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except adjusted EBITDA margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance.  A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income (loss) before amortization of intangible assets, depreciation expense, interest income, income taxes and stock-based compensation expense.  Adjusted EBITDA Margin is calculated by dividing Revenue by Adjusted EBITDA.  We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company.  Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity.  These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

	August 29, 2009	May 30, 2009

	(unaudited)

Cash, cash equivalents and short-term investments	$156,773	$163,741

Accounts receivable, less allowances	$61,940	$68,157

Total assets	$394,677	$412,019

Current liabilities	$50,079	$68,451

Total stockholders’ equity	$340,242	$337,917